[TICKETMASTER.COM LOGO]                                    [CITYSEARCH.COM LOGO]

--------------------------------------------------------------------------------
          TICKETMASTER, FORMERLY NAMED TICKETMASTER ONLINE-CITYSEARCH,
                   REPORTS FULL YEAR 2000 REVENUE GAIN OF 110%


                      BEFORE COMBINATION WITH TICKETMASTER
                CORPORATION, FOURTH QUARTER EBITDA LOSS DECREASES
                                TO $4.7 MILLION;
                   $(0.09) CASH EPS BEATS CONSENSUS OF $(0.12)

Los Angeles, CA - February 1, 2001 - Ticketmaster (NASDAQ: TMCS) (formerly named Ticketmaster Online-Citysearch, Inc.) today announced record fourth quarter and full year results for the year ended December 31, 2000. TMCS has completed its combination with Ticketmaster Corporation as of January 31, 2001 and has changed its name to Ticketmaster. Unless specified differently below, all information in this release reflects actual fourth quarter and full year 2000 results of the operations of TMCS prior to the combination.

Revenues in the fourth quarter of 2000 increased 53.0 percent over the comparable year-ago period to $55.7 million. Revenues for the full year 2000 were $220.6 million, an increase of 109.5 percent over the 1999 period.

The EBITDA* loss in the fourth quarter of 2000 was $4.7 million, compared to an EBITDA loss of $13.4 million in the year ago quarter, an improvement of 64.6 percent. Cash EPS** was $(0.09) per share compared with $(0.17) per share in the year ago quarter. First Call consensus for Cash EPS for the fourth quarter of 2000 was $(0.12).

(*EBITDA - earnings before interest, taxes, depreciation, amortization, merger and other transaction costs, equity in loss of unconsolidated affiliates, other income/expense, non-cash advertising expense and investment losses **Cash EPS - earnings per share excluding amortization, merger and other transaction costs, equity in loss of unconsolidated affiliates, non-cash advertising expense and investment losses)

FINANCIAL RESULTS
Ticketmaster (formerly Ticketmaster Online-Citysearch) reported the following:

                                              Three Months Ended                      Twelve Months Ended
                                                 December 31,                            December 31,
                                  ---------------------------------------------------------------------------------
     $ IN THOUSANDS                         2000             1999     Change     2000         1999          Change
                                  ---------------------------------------------------------------------------------
     Revenues
       Ticketing operations               $32,850          $20,974     56.6%   $135,595     $ 64,787        109.3%
       City guide and related              17,478           12,825     36.3%     66,652       33,915         96.5%
       Sponsorship & advertising            5,332            2,591    105.8%     18,397        6,601        178.7%
                                  ---------------------------------------------------------------------------------
     Total  revenues                       55,660           36,390     53.0%   $220,644     $105,303        109.5%
                                  ---------------------------------------------------------------------------------
     EBITDA*                               (4,732)         (13,357)    64.6%   $(29,674)    $(38,301)        22.5%
                                  ---------------------------------------------------------------------------------

(*EBITDA - see above)

"Our strong cash flow performance reflects the progress we have made in building our category-leading businesses while controlling costs to achieve significant operating leverage. This momentum places us in a position of strength as we combine the businesses of TMCS with those of Ticketmaster Corporation," said John Pleasants, president and chief executive officer of Ticketmaster. "Our category-leading ticketing businesses are now completely cross platform, incorporating the strengths of online, telephone and retail outlets. With our unique combination of properties, we are well positioned to address the broader market for information and reserved access and are expanding our growth initiatives to include new areas beyond live event ticketing."

AUDIENCE AND TRAFFIC HIGHLIGHTS
Total network traffic grew significantly during the quarter to an estimated 873 million page views, an increase of 47 percent from the year ago quarter. According to Media Metrix, TMCS' combined reach among home and work users was
8.9 percent in December and unique users were 7.2 million in the December period, an increase of 24 percent from the year ago comparable period. TMCS' monthly average unique users increased from 4.9 million in 1999 to 7.4 million in 2000, a 52 percent increase. Ticketmaster.com was the #2 Web retailer among US home web users in 2000, according to PC Data Online.

TICKETING & TRANSACTIONS
Ticketing revenue was $32.9 million in the fourth quarter of 2000, an increase of 56.6 percent compared to the year ago quarter. Gross transaction value in the fourth quarter for ticketmaster.com was approximately $221.1 million. Ticketmaster.com sold more than 4.5 million tickets in the quarter, representing
26.2 percent of the total tickets sold by Ticketmaster Corporation within the United States, United Kingdom and Canada. For the full year ticketmaster.com sold 19.0 million tickets compared with 10.0 million in 1999, an increase of 90 percent. Gross transaction value for the full year was $864.0 million compared with $445.4 million in 1999, an increase of 94.0 percent. The average convenience and handling charge for ticketmaster.com in the fourth quarter of 2000 was $6.75 per ticket.

TicketWeb and 2b Technology, the Company's ticketing subsidiaries which serve smaller and cultural venues such as museums and zoos, added more than 144 new clients and sold approximately 500,000 tickets in the fourth quarter of 2000, with an average convenience charge of more than $3.00. During the quarter, these companies continued to broaden their client base, adding clients such as Montana State University, Dallas Opera, National Women's Basketball League, Wimbledon and the Victoria and Albert Museum.

Total ticket sales in the quarter were slightly below expectations, partially reflecting the shift of several anticipated popular events from the fourth quarter of 2000 to the first quarter of 2001, such as on-sales for the Cleveland Indians 2001 season and the U2 Tour.

"During the quarter, we were able to take a number of important steps to lay the foundation for continued strong top and bottom line growth in the ticketing business," said Tom Stockham, president, ticketmaster.com. "Ticketmaster continues to add new clients as well as to find new and innovative ways to sell additional tickets for our existing clients. We also have planned specific steps designed to continue to make the Internet a preferred channel of distribution for consumers. For instance, in the first half of 2001, ticketmaster.com will unveil improved searching and seat selection features which will allow us to drive our online penetration," said Stockham.

Subsequent to quarter end, the Company announced it has entered into an agreement to acquire ReserveAmerica, the leading provider of campsite reservations. In addition, 2b Technology has entered into the marine transportation and sightseeing portion of the market adding clients such as NY Waterway and Catalina Express. These efforts support the Company's strategy to include a broadened array of access and reservation opportunities beyond live event ticketing.

"By increasing the types of tickets and reservations we offer, we can expand our revenue base beyond the live event ticketing portion of the market. Opportunities such as camping and transportation reservations represent new revenue streams that can offer substantial growth opportunities. We will continue to look for additional areas which can utilize our technology and distribution expertise for reservation, ticketing and access services," said Pleasants.

CITY GUIDE & RELATED
City Guide and Related revenue increased 36.3 percent to $17.5 million in the fourth quarter of 2000 from $12.8 million in the comparable year-ago period. City guide page view traffic increased 80 percent since the fourth quarter last year. Full year page views increased from 215 million to 551 million in 2000, an increase of 156 percent. The Citysearch network of local city guides now covers 49 of the 50 US markets with the highest number of Internet users, according to The Media Audit report.

"At year end, we completed the rollout of the new look and functional design of our city guides which was a key part of our CS21 initiative," said Steven Trepp, president of Citysearch. "Our product momentum is significant as we continue to build the best local site, with deep local information and the best local searching on the Internet. We also have had great success in selling our local premium placements, with as many as 15 categories selling out in multiple markets. And, importantly, all of this progress has been made while we have reduced our operating expense."

The Company has introduced a new employment channel through our relationship with FlipDog.com and will expand its real estate channel working with Network Communications, Inc. in the first quarter of 2001. With the introduction of its new vertical products, the Company has achieved significantly higher sales productivity rates than with its traditional products.

The Company's personals operations attracted a monthly average of 1.5 million unique users in the fourth quarter of 2000, a 29 percent increase over the year ago period. Total page views for the personals business in 2000 was 1.5 billion, compared with 592 million a year ago, an increase of 153%. The personals sites currently have nearly 9 million registrants to date combined and approximately 171,000 affiliate sites.

Match.com continues to expand its distribution through strategic partnerships. The personals business also continues to build its client base through value-added events and cross property promotions. As an example, the Company hosted a Match.com singles mixer at an Atlanta Hawks game, resulting in hundreds of incremental ticket sales for Ticketmaster and a sold out event for Match.com.

"By working with strategic partners such as MSN and Yahoo!, we are expanding our reach as we build the premier personals experience. We are also committed to increasing the value-added services we offer our members. By working closely with Ticketmaster's other businesses such as TicketWeb and Citysearch, we have been able to create events that support our brand and generate incremental revenue," said Cynthia Hennessy, president, Match.com. "For instance, we have learned that our members value the opportunity to participate in offline events and, by coupling our members with partners such as restaurants, entertainment venues and movie studios, we have been successful in increasing the value of membership while generating additional revenue."

SPONSORSHIPS AND ADVERTISING
In the fourth quarter, revenue in the Sponsorships and Advertising category increased 105.8 percent to $5.3 million from $2.6 million in the fourth quarter a year ago. For the full year, Sponsorship and Advertising increased to $18.4 million from $6.6 million, an increase of 178.7 percent. Revenues from advertising sold to Internet companies equaled approximately 5.4 percent of TMCS consolidated revenue in the fourth quarter, and only 2.5 percent of revenues were from stand-alone Internet companies.

The Company also continues to attract national brand advertisers including Starwood Hotels, Western Union, McDonald's, Chevrolet, Disneyland, the National Basketball Association and Sprite.

TMCS ADVERTISING ON USA NETWORKS
During the quarter USA Networks contributed advertising and promotional support to Citysearch, reflecting the commitment of TMCS and USA Networks, Inc. (Nasdaq:
USAI) to work together. Based on the advertising value received in the fourth quarter of 2000, the Company recorded a non-cash charge of approximately $5.7 million.

PRO FORMA RESULTS
Pro forma results reflecting the combination with Ticketmaster Corporation for the year ended December 31, 1999 and 2000 as if the transaction had closed at the beginning of those respective periods.

  $ IN MILLIONS                                   2000                 1999               Change
                                              ----------------------------------------------------
  Revenues
     Ticketing operations                        $518.6               $442.7               17.1%
     City guide and classifieds                    80.0                 36.3              120.4%
     Corporate and other                            8.1                 19.5             (58.5%)
                                              ----------------------------------------------------
  Total revenues                                 $606.7               $498.5               21.7%
                                              ====================================================
  EBITDA  (a)
     Ticketing operations                        $100.1                $95.9                4.3%
     City guide and classifieds                  (47.4)               (52.1)                9.0%
     Corporate and other                         (15.8)                (2.9)            (444.8%)
                                              ----------------------------------------------------
  Total EBITDA                                    $36.9                $40.9              (9.7%)
                                              ====================================================

  (a) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, merger and other transaction costs, minority interest, advertising contributed by USA Networks, Inc. for which no consideration was paid by the Company, equity in net income (loss) of unconsolidated affiliates, investment losses, net and other income and expenses. The presentation of segment EBITDA reflects the allocation of direct overhead costs to the Ticketing operations and City guide and classifieds segments and captures in Corporate and other those corporate expenses related to the operation of a public company and its related growth initiatives.

  THE COMPANY'S STATEMENTS HEREIN REGARDING THE COMPANY'S EXPECTATIONS CONTAIN FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S EXPECTATIONS AS OF THE DATE OF THIS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE STATEMENTS. THE COMPANY HAS ALSO INCLUDED SELECTED HISTORICAL PRO FORMA FINANCIAL INFORMATION AND FINANCIAL GUIDANCE IN ITS CURRENT REPORT FILED TODAY WITH THE SEC ON FORM 8-K.


  ABOUT TICKETMASTER  (FORMERLY TICKETMASTER ONLINE-CITYSEARCH)

  Ticketmaster (TMCS) operates the world's leading ticketing service; selling 83 million tickets valued at more than 3.3 billion dollars, through approximately 3,500 retail Ticket Center outlets; 18 worldwide telephone call centers; and ticketmaster.com. Ticketmaster serves more than 6,200 clients worldwide and acts as the exclusive ticketing service for hundreds of leading arenas, stadiums, performing arts venues, and theaters. The Company also operates Citysearch, a leading online local network enabling people to get the most out of their city, and Match.com, the premier online matchmaking service. Located in Los Angeles, California, Ticketmaster is majority owned by USA Networks, Inc. (USAI) and is a division of its Information and Services unit. Ticketmaster was formed through the combination of the operations of Ticketmaster Online-Citysearch and Ticketmaster Corporation in January 2001 and renamed Ticketmaster.

  CONFERENCE CALL The Company will host a conference call to discuss its fourth quarter and full year results which is open to all parties. The call will be held on Thursday, February 1, 2001 at 10:00 a.m. Eastern Time. Those parties in the United States and Canada interested in participating in the telephone conference should call (312)

  470-7393 (toll call) and use pass code TICKETMASTER or listen on the Web at www.abouttmcs.com. Other international parties should call (800) 342-8815 and use pass code TICKETMASTER. The call is scheduled to begin promptly at its appointed time, and all interested parties should be on the line by then. In order to ensure participation, please dial in 15 minutes prior to the scheduled time.

  Replays of the conference call will begin approximately one hour after its completion and will run until 12:30 p.m. Central Time on February 8, 2001. To hear the replay, parties in the United States and Canada should call toll free 1-800-342-8815. International parties should call 1-402-220-9672. An online replay of the conference call will be available at www.abouttmcs.com

  SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
  OF 1995

  This press release contains forward-looking statements about Ticketmaster (the "Company"), including statements concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. These forward-looking statements are based on the Company's expectations as of the date of this release and the Company undertakes no obligation to update these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: that the Company may not realize the synergies and other intended benefits of the combination; that the Company may have difficulty overcoming problems associated with rapid expansion and growth; the dependence of the Company's business on entertainment, sporting and leisure events; quarterly fluctuations in the Company's revenues which could adversely affect the market price of the Company's stock; the risks of operating internationally; the dependence of the Company on its relationships with clients; the Company's future capital needs and the uncertainty of additional financing; the Company's dependence on key personnel and need to hire additional qualified personnel; control of the Company by USA Networks, Inc.; the potential for conflicts of interest between the Company and USA Networks, Inc.; the Company's need to continue to promote its brands; risks associated with competition; the Company's reliance on third party technology; network security risks; the Company's need to be able to adapt to rapid technological changes; liability associated with the information displayed or accessed on the Company's web sites; intellectual property infringement risks; risks associated with changing legal requirements on the Company's operations, including privacy concerns; litigation risks; the dilutive effect of future acquisitions; risks associated with the failure to maintain the Company's domain names; and the risk to its stock price associated with the Company's anti-takeover provisions. Investors are encouraged to read the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

  Ticketmaster is the owner or licensee of its name and logo trademarks and service marks. All other trademarks and trade names are the property of their respective owners.

                                    #  #  #

  FOR MORE INFORMATION:
  MEDIA:
  Kandus Kane, Ticketmaster, 626-660-2544; KKANE@CITYSEARCH.COM
  Eric Jaffe, Ticketmaster, 626-660-3572; EJAFFE@CITYSEARCH.COM
  INVESTORS:
  Mary McAboy, Ticketmaster, 626-660-2858; MMCABOY@CITYSEARCH.COM

  Ticketmaster's corporate headquarters is located at 3701 Wilshire Boulevard, Los Angeles, California, 90010; 213-639-6100; INFO@CITYSEARCH.COM.

                      Ticketmaster Online-Citysearch, Inc.
                      Condensed Consolidated Balance Sheet
                                 (in thousands)


                                                                        September 30,                    December 31,
                                                                            2000                            1999
                                                                  --------------------------      --------------------------
                                                                         (unaudited)
ASSETS
Current assets
     Cash and cash equivalents                                                     $ 30,297                        $ 61,455
     Marketable securities available for sale                                        17,583                          26,299
     Accounts receivable, net                                                        10,396                           6,546
     Other current assets                                                             5,225                           3,826
                                                                  --------------------------      --------------------------
         Total current assets                                                        63,501                          98,126
     Property and equipment, net                                                     23,788                          16,831
     Investments                                                                     20,028                          23,085
     Goodwill and other intangible assets, net                                      613,607                         662,921
     Other long term assets                                                           3,833                           3,706
                                                                  --------------------------      --------------------------
         Total assets                                                             $ 724,757                       $ 804,669
                                                                  ==========================      ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                                               $ 2,822                         $ 4,537
     Accrued expenses                                                                14,279                           9,100
     Other current liabilities                                                       10,157                           6,936
                                                                  --------------------------      --------------------------
         Total current liabilities                                                   27,258                          20,573
Other liabilities                                                                     1,146                           1,503
                                                                  --------------------------      --------------------------
         Total liabilities                                                           28,404                          22,076
                                                                  --------------------------      --------------------------

Stockholders' equity
     Common stock & additional paid in capital                                      976,958                         920,198
     Accumulated deficit                                                           (280,481)                       (137,413)
     Accumulated other comprehensive loss                                              (124)                           (192)
                                                                  --------------------------      --------------------------
         Total stockholders' equity                                                 696,353                         782,593
                                                                  --------------------------      --------------------------
         Total liabilities and stockholders' equity                               $ 724,757                       $ 804,669
                                                                  ==========================      ==========================

                      Ticketmaster Online-Citysearch, Inc.
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                  Actual                Actual                Actual                Actual
                                             ------------------    ------------------    ------------------    ------------------
                                               3 Mos. Ended          3 Mos. Ended          9 Mos. Ended          9 Mos. Ended
                                                  9/30/00               9/30/99               9/30/00               9/30/99
                                                (unaudited)           (unaudited)           (unaudited)           (unaudited)
                                             ------------------    ------------------    ------------------    ------------------
Revenues
    Ticketing operations                              $ 34,065              $ 16,634             $ 102,745              $ 43,812
    City guide and related                              17,743                 8,977                49,174                21,089
    Sponsorship and advertising                          5,254                 1,800                13,064                 4,009
                                             ------------------    ------------------    ------------------    ------------------
       Total revenues                                   57,062                27,411               164,983                68,910
                                             ------------------    ------------------    ------------------    ------------------
Operating costs and expenses
    Ticketing operations                                26,030                12,305                77,568                32,612
    City guide and related                              12,886                 8,582                39,015                19,052
    Sales and marketing                                 21,056                13,990                57,007                29,569
    Research and development                             1,374                 2,051                 4,641                 5,589
    General and administrative                           7,048                 4,087                19,808                 9,994
    Amortization of goodwill and other
       intangibles                                      36,994                18,606               107,265                44,294
    Merger and other transaction costs                       -                   514                     -                 3,285
                                             ------------------    ------------------    ------------------    ------------------
       Total costs and expenses                        105,388                60,135               305,304               144,395
                                             ------------------    ------------------    ------------------    ------------------

Loss from operations                                   (48,326)              (32,724)             (140,321)              (75,485)
Interest income, net                                       556                   986                 2,346                 3,223
Equity in loss of unconsolidated
   affiliates                                           (1,194)                    -                (3,774)                    -
Other income / expense                                     (11)                    -                  (289)                    -
                                             ------------------    ------------------    ------------------    ------------------
Loss before income taxes                               (48,975)              (31,738)             (142,038)              (72,262)
Income tax provision                                       168                    49                 1,033                   182
                                             ------------------    ------------------    ------------------    ------------------
Net loss                                             $ (49,143)            $ (31,787)           $ (143,071)            $ (72,444)
                                             ==================    ==================    ==================    ==================
Basic and diluted net loss
    per share                                          $ (0.55)              $ (0.41)              $ (1.65)              $ (0.99)
                                             ==================    ==================    ==================    ==================
Shares used to compute basic and
    diluted net loss per share                          88,548                76,908                86,909                73,537
                                             ==================    ==================    ==================    ==================
Supplemental Financial Information (a)

EBITDA (b)                                            $ (7,556)            $ (13,014)            $ (25,090)            $ (28,238)
                                             ==================    ==================    ==================    ==================
EBITDA before merger and other
   transaction costs (c)                              $ (7,556)            $ (12,500)            $ (25,090)            $ (24,953)
                                             ==================    ==================    ==================    ==================
Basic and diluted net loss per share,
    excluding amortization of goodwill,
    equity in loss of unconsolidated
    affiliates and non-cash advertising
    expense                                            $ (0.11)              $ (0.17)              $ (0.35)              $ (0.38)
                                             ==================    ==================    ==================    ==================

Notes:

a) The accompanying supplemental financial information is presented for informational purposes only and should not be considered as a substitute for the historical and pro forma financial information presented in accordance with GAAP.

b) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, advertising contributed by USA Networks, Inc. for which no consideration was paid by TMCS, equity in loss of unconsolidated affiliates and other income/expense.

c) EBITDA before merger and other transaction costs excludes non-recurring charges associated with certain transactions which were not completed.